Exhibit 21.1

Certain subsidiaries of the registrant and their subsidiaries are listed below. Pursuant to Item 601(b)(21) of Regulation S-K, the names of particular subsidiaries have, in certain instances, been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

List of Subsidiaries	Jurisdiction
Anthony Travel, LLC	Delaware
Academy Hotel, LLC	Delaware
Art + Commerce, LLC	Delaware
Art and Commerce France, S.à r.l.	France
Barrett-Jackson Auction Company, L.L.C.	Arizona
Barrett-Jackson Holdings, LLC	Delaware
Catalyst Public Relations, LLC	Delaware
Clifford French LTD	United Kingdom
DBS Canada Corporation	Canada
Dice Lion Technology, LLC	Delaware
Dice Technology Ltd	United Kingdom
Dice Technology Ltd - Polish Branch	Poland
Dixon Talent, LLC	Delaware
Don Best Sports Corporation	Nevada
DWTNCS, LLC	Nevada
Endeavor Experiences, LLC	Delaware
Endeavor Manager, LLC	Delaware
Endeavor Operating Company, LLC	Delaware
Endeavor Parent, LLC	Delaware
Endeavor Podcast, LLC	Delaware
Endeavor Streaming, LLC	Delaware
Endeavor U, LLC	Delaware
Endeavor X, LLC	Delaware
European Film Productions SAS	France
FC Diez Media Argentina S.R.L.	Argentina
FC Diez Media Brazil Consultoria Em Marketing Eirelie	Brazil
FC Diez Media Paraguay S.R.L.	Paraguay
Formula Drift Holdings, LLC	Delaware
Forza, LLC	Nevada
Frieze Events Inc.	Delaware
Frieze Events Limited	United Kingdom
Frieze Publishing GMBH	Germany
Frieze Publishing Ltd	United Kingdom
Front Rush LLC	Delaware
Fusion Performance Marketing, LLC	Missouri
Harry Walker Agency	Delaware
Havoc Live, LLC	Missouri
IMG Academy, LLC	Florida
IMG Advisory Private Limited	India
IMG Arena Poland Sp. Z.o.o	Poland
IMG Arena UK Ltd	United Kingdom

IMG Auction Company, LLC	Delaware
IMG IOT, LLC	Delaware
IMG Italy S.r.l.	Italy
IMG Magyarorszag Kft.	Hungary
IMG Media Limited	United Kingdom
IMG Media Netherlands B.V	Netherlands
IMG Models LA, LLC	Delaware
IMG Models, LLC	New York
IMG Overseas (Malaysia) Sdn. Bhd.	Malaysia
IMG Productions, LLC	New York
IMG Services (Thailand) Limited	Thailand
IMG Singapore Pte. Ltd.	Singapore
IMG Sports Development (Shanghai) Limited	China
IMG Sports Development (Shanghai) Ltd. - Beijing Branch	China
IMG Sweden AB	Sweden
IMG Talent Agency, LLC	New York
IMG US, LLC	Delaware
IMG Worldwide Holdings, LLC	Delaware
IMG Worldwide, LLC	Delaware
IMG-Canada, Limited	Canada
Interactive Netcasting Systems ULC	Canada
International Management Group (Overseas) Norsk Adveling Av Utenlandsk Foretak	Norway
International Management Group (Overseas), LLC - Abu Dhabi	United Arab Emirates
International Management Group (Overseas), LLC - Buenos Aires	Argentina
International Management Group (Overseas), LLC - Dubai	United Arab Emirates
International Management Group (Overseas), LLC - Hong Kong	China
International Management Group (Overseas), LLC - Taiwan	Taiwan
International Management Group (Overseas), LLC - Tokyo Branch	Japan
International Management Group (Overseas), LLC, Korea Branch	South Korea
International Management Group (Overseas), LLC, Sucursal en Espana	Spain
International Management Group (South Africa) (Pty.) Limited	South Africa
International Management Group (U.K.) Limited	United Kingdom
International Management Group (U.K.) Limited - Sucursal em Portugal	Portugal
International Management Group GmbH	Germany
International Management Group of America Pty. Limited	Australia
International Management Group S.A.S.	France
International Management Group Saudi Arabia Ltd	Saudi Arabia
International Merchandising Company, LLC	Ohio
International Merchandising Company, LLC – India Branch	India
International Players Championship, LLC	Delaware
North America Sports Media Holdings, LLC	Delaware
Madrid Trophy Promotion, S.L.	Spain
Mailman PTE. Ltd	Singapore
MainConcept GmbH	Germany
MainConcept Japan GK	Japan
National Collegiate Scouting Association LLC	Delaware
NeuLion China Co., Ltd.	China
NeuLion USA, LLC	Delaware

NeuLion, LLC	Delaware
New IMG, Inc.	Delaware
NYX Digital Gaming (USA), LLC	Nevada
On Location Events, LLC	Delaware
On Location S.R.L.	Italy
On Location SAS	France
One Sixty Over Ninety, LLC	Delaware
OpenBet Asia Pacific Pty Ltd	Australia
OpenBet Hellas S.A.	Greece
OpenBet Holdco Limited	Jersey Channel Islands
OpenBet India Private Limited	India
OpenBet Limited	United Kingdom
OpenBet New Zealand Limited	New Zealand
OpenBet North America Corporation	Canada
OpenBet Retail Limited	United Kingdom
OpenBet Singapore Pte Limited	Singapore
OpenBet Technologies Limited	United Kingdom
PBR Australia, Pty. Ltd.	Australia
PrimeSport, LLC	Georgia
Professional Bull Riders, LLC	Delaware
PWR Events Limited	United Kingdom
RED Interactive Agency, LLC	Delaware
Seven League Limited	United Kingdom
Shanghai Mailman Business Consulting Co., Ltd	China
Shanghai Mailman Business Consulting Co., Ltd. - Xuhai Branch	China
Signality AB	Sweden
Sportcast Limited	United Kingdom
Sportcast Pty Ltd	Australia
Sports News Television (LP)	United Kingdom
Taste Festivals Limited	United Kingdom
The Collector Car Network, LLC	Arizona
The Wall Group L.A., LLC	California
The Wall Group, LLC	Delaware
Trans World International, LLC	Delaware
UFC Holdings, LLC	Delaware
Ultimate Fighting Productions International, LLC	Nevada
Ultimate Fighting Productions, LLC	Nevada
WEC Holdings, LLC	Delaware
Wildcat Holdco Parent, LLC	Delaware
William Morris Endeavor Entertainment (U.K.) Limited	United Kingdom
William Morris Endeavor Entertainment, LLC	Delaware
WME | IMG CHINA Culture Development Co., Ltd	China
WME | IMG CHINA Culture Development Co., Ltd - Beijing Branch	China
WME Asia Pacific Pty Ltd	Australia
WME IMG Holdings, LLC	Delaware
WME IMG, LLC	Delaware
WME Sports LLC	Delaware
Zuffa Australia, LLC	Nevada

Zuffa Brazil, LLC	Nevada
Zuffa Canada Productions, ULC	Canada
Zuffa Canada, LLC	Nevada
Zuffa Deportes Mexico, S. de R.L. de C.V.	Mexico
Zuffa EA LTD	United Arab Emirates
Zuffa Eventos Esportivos Brasil Ltda.	Brazil
Zuffa Guarantor, LLC	Delaware
Zuffa Interactive Investor, LLC	Nevada
Zuffa International, LLC	Nevada
Zuffa Ireland, LLC	Nevada
Zuffa Marketing, LLC	Nevada
Zuffa Music, LLC	Nevada
Zuffa Parent, LLC	Delaware
Zuffa Singapore Pte. Ltd	Singapore
Zuffa Sports & Culture Development (Beijing), Ltd.	China
Zuffa Sports & Culture Development (Shanghai) Co., LTD	China
Zuffa UK, Ltd	United Kingdom
Zuffa Zen, LLC	Nevada
Zuffa, LLC	Nevada